SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               QUANTUM CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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



                                  IMAGE OMITTED

                                IMAGE: "QUANTUM"

                               QUANTUM CORPORATION

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                SEPTEMBER 3, 1996

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quantum Corporation (the "Company" or "Quantum"), a Delaware corporation, will be held on Tuesday, September 3, 1996 at 3:00 p.m., local time, at Quantum Corporation's corporate headquarters, 500 McCarthy Boulevard, Milpitas, California 95035, for the following purposes:

        1. To elect six directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

        2. To approve and ratify the adoption of the Annual Incentive Plan for the Company's Chief Executive Officer;

        3. To approve and ratify the adoption of the 1996 Board of Directors Stock Option Plan;

        4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 1997; and

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on July 10, 1996 are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                          Sincerely,

                                          /s/ Andrew Kryder

                                          Andrew Kryder
                                          General Counsel and
                                          Assistant Secretary

Milpitas, California
July 25, 1996

                               QUANTUM CORPORATION

                                   ----------

                                 PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

   The enclosed Proxy is solicited on behalf of Quantum Corporation (the "Company" or "Quantum") for use at the Annual Meeting of Stockholders to be held Tuesday, September 3, 1996 at 3:00 p.m., or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters located at 500 McCarthy Boulevard, Milpitas, California 95035.
The Company's telephone number is (408) 894-4000.

   These proxy solicitation materials were mailed on or about July 25, 1996 to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES
   Stockholders of record at the close of business on July 10, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 56,893,706 shares of the Company's Common Stock, $0.01 par value, were issued and outstanding. The closing price of the Company's Common Stock on the Record Date, as reported by Nasdaq was $13.875 per share.

REVOCABILITY OF PROXIES
   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company or its transfer agent a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION
   On all matters other than the election of directors, each share has one vote. See "ELECTION OF DIRECTORS--Required Vote."

   The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. (the "Solicitor") to aid in the solicitation of proxies. The Company estimates that it will pay the Solicitor a fee not to exceed $5,500 for its services and will reimburse the Solicitor for certain out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax or otherwise.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
   Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1997 Annual Meeting must be received by the Company no later than March 27, 1997 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES
   The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

   While abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter other than the election of directors, broker non-votes with respect to proposals set forth in this Proxy Statement will be counted only for purposes of determining the presence or absence of a quorum and will not be considered Votes Cast. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

                                 PROPOSAL ONE

                            ELECTION OF DIRECTORS

NOMINEES

   A Board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified. Each of the nominees set forth below is presently a director of the Company.


   The name of and certain information regarding each nominee is set forth below.

                                                                                     DIRECTOR
NAME OF NOMINEE             AGE                PRINCIPAL OCCUPATION                    SINCE
- ----------------------     -----   ---------------------------------------------    ----------
Stephen M. Berkley  ......  52     Chairman of the Board of Quantum Corporation        1987

David A. Brown ...........  51     Director of Quantum; management consultant for      1988
                                   various high technology companies

Michael A. Brown .........  37     President and Chief Executive Officer of            1995
                                   Quantum Corporation

Robert J. Casale .........  57     Group President, Brokerage Information Services     1993
                                   Group of Automatic Data Processing, Inc.

Edward M. Esber, Jr.  ....  44     President and Chief Executive Officer               1988
                                   of Solopoint, Inc.

Steven C. Wheelwright  ...  52     Professor of Management and Senior Associate Dean   1989
                                   at the Graduate School of Business, Harvard
                                   University


   Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

   Mr. Stephen M. Berkley joined the Company in October 1981, as Vice President, Marketing. In November 1983, he became the founding President and Chief Executive Officer of Plus Development Corporation, previously a wholly owned subsidiary of the Company. From May 1987 to March 1992, he served as Chairman of the Board and Chief Executive Officer of Quantum. From April 1992 to July 1993 and since August 1995, he has served as Chairman of the Board of Quantum. Mr. Berkley served as Chairman of the Board and Chief Executive Officer of Coactive Computer Corporation, a computer networking company, from February 1993 to June 1993 and from June 1993 to July 1994 he served as Chairman of the Board of Coactive Computer Corporation. Mr. Berkley has served as a consultant to high technology firms since May 1992. Mr. Berkley is also a member of the Board of Directors of Edify Corporation.

     Mr. David A. Brown, a founder of the Company, has been with the Company since its inception in February 1980. Initially, Mr. Brown served as Vice President of Engineering of the Company. In 1983, he co-founded Plus Development Corporation and became its Executive Vice President of Operations. He returned to Quantum in September 1986 to lead the engineering organization and direct Quantum's effort in the 3 1/2 -inch disk drive market. From May 1987 to April
1990, Mr. Brown served as President of the Company and from April 1990 to February 1992, he served as its Vice Chairman of the Board of Directors and Chief Operating Officer. Mr. Brown served as Chief Executive Officer of Visioneer Communications, a communications company, from June 1993 to December 1993. From June 1993 to November 1995 he served as Chairman of the Board and from November 1995 to February 1996 he served as a member of the Board of Directors of Visioneer Communications. Mr. Brown has also been a management consultant and Board member for various high technology companies since February 1992.

   Mr. Michael A. Brown was named President and Chief Executive Officer of Quantum Corporation in September 1995. From August 1993 to September 1995 he was President of the Company's Desktop and Portable Storage Group. He served as Executive Vice President of the Company from February 1992 to August 1993 and as Vice President of Marketing from June 1990 to February 1992.

     Mr. Robert J. Casale has served as Group President of the Brokerage Information Services Group of Automatic Data Processing, Inc., an information services company, since February 1988. Mr. Casale also served as a Director of Automatic Data Processing, Inc. From 1986 to February 1988, he was a Managing Director with Kidder Peabody and Company, Inc. He is also a member of the Board of Directors of Compression Laboratories and until May 1996, Tricord Systems.

   Mr. Edward M. Esber, Jr. was named President and Chief Executive Officer of Solopoint, Inc., a personal communications management products company, in October 1995. He served as Chairman, President and Chief Executive Officer of Creative Insights, Inc., a computer toys company from March 1994 to June 1995. From May 1993 to May 1994, he was President and Chief Operating Officer of Creative Labs, Inc., a multimedia company. From February 1991 to May 1993, he was President of the Esber Group, a consulting firm.

   Mr. Steven C. Wheelwright has served as a professor of management at the Graduate School of Business, Harvard University since August 1988. Mr. Wheelwright additionally served in the same position from August 1985 to August 1986. From August 1986 to August 1988, Mr. Wheelwright served as a professor at Stanford University. Mr. Wheelwright is also a member of the Board of Directors of T.J. International Corporation, Allegheny-Ludlum Steel Corporation and Heartport, Inc.

BOARD MEETINGS AND COMMITTEES
   The Board of Directors of the Company held a total of nine (9) meetings during the fiscal year ended March 31, 1996. During the fiscal year ended March 31, 1996, no director attended fewer than 75% of the meetings of the Board of Directors or the meetings of committees, if any, upon which such director served.

   The Audit Committee of the Board of Directors, which was formed in March 1983, currently consists of Mr. Esber, Chairman of the Committee, Mr. Wheelwright and Mr. Casale. The Audit Committee, which generally meets prior to quarterly earnings releases, recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee held a total of four (4) meetings during the fiscal year ended March 31, 1996.

     The Compensation Committee, which was formed in November 1988, is currently composed of Mr. Wheelwright, Chairman of the Committee, Mr. Esber and Mr. Casale. The Compensation Committee, which generally meets in conjunction with Board meetings and as deemed necessary by the Board of Directors, reviews and approves the Company's executive compensation policy and makes recommendations concerning the Company's employee benefit policies. The Compensation Committee held a total of thirteen (13) meetings during the fiscal year ended March 31, 1996.

   The Board of Directors does not have a Nominating Committee nor any committee performing such function.

DIRECTOR COMPENSATION
     During the year ended March 31, 1996 each director who was not an employee ("Outside Director") received an annual retainer of $27,000 per year. Certain directors were paid an additional $4,000 per year for chairing a committee of the Board. In addition, each Outside Director was paid $1,250 per day for any Board meeting attended. Outside Directors serving on Board committees receive $1,000 per meeting for meetings held on days when there was no regularly scheduled Board meeting. Outside Directors may also receive consulting fees for projects completed at the request of management. See "CERTAIN TRANSACTIONS." Employee directors are not compensated for their service on the Board of Directors or on committees of the Board.

   Options may be granted to Outside Directors under the 1986 Stock Option Plan only in accordance with an automatic, non-discretionary grant mechanism. The 1986 Stock Option Plan provides that since May 1, 1991 (the "Effective Date"), each of the Company's Outside Directors who were directors on the Effective Date shall automatically be granted options to purchase 7,500 shares of Common Stock on the date of each Annual Meeting of Stockholders, which options commence vesting on April 1 of the year which is three years from the year of the grant of such option and vest in installments cumulatively with respect to one-twelfth (1/12) of the shares subject thereto per month on the first day of each month thereafter. Each Outside Director appointed or elected after the Effective Date ("Future Outside Director") shall receive a one-time option grant of 30,000 shares on the date of his or her appointment or election (the "Initial Option"), 7,500 shares of which shall vest on the first day of the month which is one (1) year from the month in which the Initial Option was granted, and the balance of which shall vest ratably on a monthly basis on the first day of each month over the next succeeding 36-month period. Additionally, each Future Outside Director shall be granted an option (the "Subsequent Option") to purchase 7,500 shares on the date of each Annual Meeting of Stockholders which is held at least six (6) months from the date of such Future Outside Director's appointment or election, which Subsequent Option shall vest ratably on a monthly basis over a 12-month period commencing on the month immediately following the month in which the preceding options, whether the Initial Option or a Subsequent Option, becomes fully vested. All options granted to Outside Directors under the 1986 Stock Option Plan contain the following provisions: the term of the option is ten (10) years; the option can be exercised only while the Outside Director remains a director or within ninety (90) days after ceasing to be a director; and the exercise price per share of Common Stock is 100% of the fair market value on the date the option is granted. The provisions of the 1986 Stock Option Plan governing options granted to Outside Directors may not be amended more than once every six (6) months.

     During fiscal 1996, each of the Company's Outside Directors, Mr. Brown, Mr. Casale, Mr. Esber and Mr. Wheelwright received an option to purchase 7,500 shares of Common Stock at an exercise price of $24.50 per share.

REQUIRED VOTE
   The six nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or may distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than six candidates. No stockholder shall be entitled to cumulate votes, however, unless the candidates have been properly placed in nomination according to the Company's Bylaws and notice of the intention to cumulate votes is given to the Company and other stockholders at least twenty (20) and no more than sixty (60) days prior to the Annual Meeting. The Company may exercise discretionary authority to cumulate votes and to allocate such votes among the Company's nominees in the event that additional persons are nominated at the Annual Meeting for election of directors.

   MANAGEMENT RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

                  APPROVAL OF THE ANNUAL INCENTIVE PLAN FOR THE
                        COMPANY'S CHIEF EXECUTIVE OFFICER


   The Compensation Committee (the "Committee") of the Board of Directors has adopted, subject to stockholder approval, an Annual Incentive Plan (the "Plan") for the Chief Executive Officer ("CEO") of the Company. The payment of the compensation (the "Bonus") will depend on the Company's return on total capital (the "Targets") for the fiscal year ending March 31, 1997 achieving levels established by the Committee. The Plan has the same payment scheme and purposes as the Annual Incentive Plan for other executives except the Board has no discretion to increase payments in the Plan. SEE "COMPENSATION COMMITEE REPORT; COMPENSATION PLANS". Stockholder approval of the Bonus is required if compensation paid under the Plan is to qualify for the "performance based" exemption from the limitations on deductibility of executive compensation set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides a $1,000,000 limitation on deductions by any publicly-held corporation for certain compensation paid to the CEO.

   The CEO is the only person eligible to participate in the Plan. The Bonus is designed to reward the CEO to the extent the Company achieves certain targets. If the Company's Targets are above certain specified levels, the CEO will be eligible to receive a bonus in a predetermined amount ranging from $113,750 to a maximum of $1,500,000. The Board does have discretion to reward less than the minimum predetermined amount. If the Company's minimum targets are not met, no Bonus will be paid to the CEO.

   The following table summarizes the maximum Bonus that will be payable to the CEO assuming the highest Target levels are met.

                                NEW PLAN BENEFITS


               NAME AND POSITION                          DOLLAR VALUE($)
               ------------------                         ---------------

               Michael A. Brown .........................   $1,500,000
                President and Chief Executive Officer


   The Bonus is to be paid in cash upon approval by the Committee. The Committee will be responsible for certifying the results achieved to determine the amount of the Bonus.

REQUIRED VOTE
   The affirmative vote of a majority of the Votes Cast will be required to approve the adoption of the Annual Incentive Plan.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ANNUAL INCENTIVE PLAN.

                                 PROPOSAL THREE

                    1996 BOARD OF DIRECTORS STOCK OPTION PLAN

GENERAL INFORMATION
   The Quantum Corporation 1996 Board of Directors Stock Option Plan ("Director Plan") was adopted by the Board of Directors in July of 1996 and will be presented to the stockholders for their approval at the 1996 Annual Meeting. The Director Plan is before the stockholders for approval as the current plan from which directors are granted stock options will expire on December 10, 1996. The total number of shares of Common Stock reserved and available for issuance under the Director Plan is 300,000 shares.

PURPOSE
   The purposes of the Director Plan are to attract and retain the best available individuals for service as non-employee directors of the Company ("Outside Directors"), to provide additional incentive to the Outside Directors and to encourage their continued service on the Board.

ADMINISTRATION
   The Director Plan is administered by the Board of Directors, who receive no additional compensation for such service. All questions of interpretation or application of the Director Plan are determined by the Board, whose decisions are final and binding upon all participants.

ELIGIBILITY
   Options under the Director Plan may be granted only to Outside Directors of the Company. As of the Record Date, there were four (4) Outside Directors of the Company, all of whom have been nominated to serve as directors for the 1996 year. These individuals were eligible to receive grants of options as of the effective date of the Director Plan which was July 8, 1996. The Board, in its descretion, selects the Outside Directors to whom options may be granted, the time or times at which such options may be granted, and the number of shares subject to each such grant.

TERM OF OPTIONS
   Each option granted under the Director Plan is evidenced by a written stock option agreement between the Company and the optionee. Options are generally subject to the terms and conditions listed below.

   Exercise of the Option. The Board determines when options become exercisable. An option is exercised by giving written notice of exercise to the Company by specifying the number of whole shares of Common Stock to be purchased and by tendering payment of the purchase price. Payment for shares purchased upon exercise of an option may be in the form of cash, check, certain other shares of the Company's Common Stock, a "cashless exercise" or any combination of these methods of payment.

   Exercise Price. The per share exercise price for shares to be issued pursuant to exercise of an option under the Director Plan is 100% of the fair market value per share of the Company's Common Stock on the date of grant of the option. The fair market value is determined by the closing sales price on the stock exchange with the greatest volume of trading in Common Stock on the date of the grant of the option.

   Term of Option. The term of an option may be no more than ten years from the date of grant.

   Termination of Continuous Status as Director. If an optionee ceases to serve as a director, he or she may, but only within ninety days after the date he or she ceases to be a director of the Company, exercise his or her option to the extent that he or she was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten year term). To the extent that he or she was not entitled to exercise the option at the date of such termination, or if he or she does not exercise such option within the time specified, the option terminates.

   Liquidaton or Dissolution. In the event of a proposed liquidation or dissolution of the Company, options under the Director Plan shall terminate immediately prior to the consummation of such proposed action.

   Merger or Asset Sale. In the event of a merger of the Company or the sale of substantially all of the assets of the Company, each option may be assumed or an equivalent option substituted by the successor corporation. If an option is assumed or substituted for, it shall continue to first become exercisable as provided in the Director Plan. However, if a non-employee director's status as a driector of the Company or the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the non-employee director, each option granted to such non-employee director shall become fully exercisable. If the successor does not agree to assume or substitute the option, each option shall also become fully exercisable for a period of thirty days from the date the Board notifies the optionee of the option's full exercisability, after which period the option shall terminate.

   Capital Changes. In the event of any changes made in the Company's capitalization which result in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration, appropriate adjustment shall be made in the exercise price and in the number of shares subject to options outstanding under the Director Plan, as well as the number of shares reserved for issuance under the Director Plan.

   Nontransferability of Option. Unless otherwise provided for by the Board, options granted pursuant to the Director Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

   Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Director Plan as may be determined by the Board.

AMENDMENT AND TERMINATION OF THE DIRECTOR PLAN
   The Board may at any time amend, alter, suspend or discontinue the Director Plan, but no amendment, alteration, suspension or discontinuance shall be made which would impair the rights of any optionee under any grant theretofore made without such optionee's consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, including the requirements of an established stock exchange or quotation system, the Company shall obtain shareholder approval of any amendment to the Director Plan in such a manner and to such degree as required.

TAX INFORMATION--THE DIRECTOR PLAN
   Options granted pursuant to the Director Plan are "nonstatutory options" and will not qualify for any special tax benefits to the optionee.

   An optionee will not recognize any taxable income at the time the option is granted. Upon exercise of the option, the optionee will generally recognize ordinary income for federal tax purposes measured by the excess, if any, of the fair market value of the shares over the exercise price. Because shares held by directors might be subject to restrictions on resale under Section 16(b) of the Exchange Act, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service pursuant to Section 83(b) of the Code within thirty days after the date of exercise.

   Upon a resale of shares acquired pursuant to, an option under the Director Plan, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income.

   The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option under the Director Plan. The Company is not required to withhold any amount for tax purposes on any such income included by the optionee.

   The foregoing summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant of options under the Director Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the optionee may reside.

REQUIRED VOTE
   The affirmative vote of a majority of the Votes Cast will be required to approve the adoption of the 1996 Board of Directors Stock Option Plan.

   MANAGEMENT RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1996 BOARD OF DIRECTORS STOCK OPTION PLAN.


                                  PROPOSAL FOUR

                              INDEPENDENT AUDITORS

   In July 1996, the Board of Directors of the Company adopted a resolution whereby Ernst & Young LLP was selected as the Company's independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 1997.

   A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE 1997 FISCAL YEAR.

                                OTHER INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
   Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

   Based solely on its review of the copies of such reports received by the Company, or on written representations from certain reporting persons that no reports were required for such persons, the Company believes that, during the fiscal year ended March 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent stockholders were complied with.

                              CERTAIN TRANSACTIONS

   In August of 1995, the Company entered into a consulting agreement (the "Consulting Agreement") with David A. Brown. The Consulting Agreement provides that Mr. Brown shall receive $5,000 per day for consulting services beginning August 1, 1995 through August 1, 1999. Also pursuant to the Consulting Agreement, Mr. Brown received a grant of options to purchase 40,000 shares of Common Stock. The options were granted on September 27, 1995 at $20.875 per share, the fair market value of the Company's Common Stock, fully vesting within four (4) years from the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
   The following table sets forth as of July 10, 1996 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) all individuals serving as the Company's Chief Executive Officer during fiscal year 1996 and each of the four other most highly compensated individuals who served as executive officers of the Company at fiscal year end and (iv) all directors and executive officers as a group.

                                                                 APPROXIMATE
NAME                                       AMOUNT OWNED        PERCENTAGE OWNED
- ----                                     ---------------       ----------------
J.P. Morgan & Company, Inc ............    8,789,257(1)            15.06%
 60 Wall Street
 New York, NY 10260

Franklin Templeton Group ..............    4,505,560                7.72%
 777 Mariners Island Blvd
 San Mateo, CA 94404

FMR Corp ..............................    3,577,520(2)             6.13%
 82 Devonshire Street
 Boston, MA 02109-3014

Michael A. Brown ......................      268,046(4)              *

Joseph T. Rodgers .....................      266,523(4)              *

Stephen M. Berkley ....................      254,119(4)              *

Kenneth Lee ...........................      206,946(4)              *

William F. Roach ......................       70,695(4)              *

William J. Miller .....................       48,999(3)              *

David A. Brown ........................       33,645(3)              *

Steven C. Wheelwright .................       26,125(3)              *

Robert J. Casale ......................       22,500(3)              *

Edward M. Esber, Jr. ..................       10,000(3)              *

All directors and executive officers
 as a group (15 persons)...............    1,335,613(5)             2.29%


- ----------
 *  Less than 1%.
(1) Includes 230,412 shares of Common Stock subject to the Convertible Subordinated Debenture due April 1, 2002 and the Convertible Subordinated Debenture due March 1, 2003.
(2) Amount based upon the most recent available Form 13G filings with the Securities and Exchange Commission as of July 10, 1996.
(3) Represents shares subject to stock options exercisable at July 10, 1996 or within sixty (60) days thereafter.
(4) Includes 265,953 shares, 233,001 shares, 219,581 shares, 190,108 shares and 55,695 shares subject to stock options held by Mr. Brown, Mr. Rodgers, Mr. Berkley, Mr. Lee and Mr. Roach respectively, which were exercisable at July 10, 1996 or within sixty (60) days thereafter.
(5) Includes 1,228,788 shares subject to stock options held by executive officers and directors which were exercisable at July 10, 1996 or within sixty (60) days thereafter.


                        EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE
   The  following  table  shows,  as to any person  serving  as Chief  Executive
Officer during fiscal 1996 and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended March 31, 1996, as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                                             ANNUAL COMPENSATION(1)        LONG TERM COMPENSATION(1)
                                      ----------------------------------- -------------------------
                                                                                    AWARDS
                                                                          -------------------------
                                                                  OTHER                 SECURITIES     ALL
                                                                 ANNUAL     RESTRICTED  UNDERLYING    OTHER
                                                                COMPENSA-     STOCK      OPTIONS/    COMPENSA-
NAME AND PRINCIPAL POSITION     YEAR  SALARY($)   BONUS($)    TION($)(2)  AWARDS($)(3)  SARS(#)      TION(4)
- ---------------------------    ------ --------- ------------- ----------- ------------ ------------ -------------
Michael A. Brown ...........    1996   452,846         0            0            0      360,000        4,071
 President and Chief            1995   348,703   470,421            0            0       75,000          884
 Executive Officer*             1994   329,228         0            0            0       75,000            0

Kenneth Lee ................    1996   363,385         0            0      262,350       55,000        2,496
 President, Workstation         1995   324,687   426,814            0            0       50,000        1,688
 and Systems Storage Group,     1994   276,389         0            0            0       50,000            0
 Chief Technical Officer

William F. Roach ...........    1996   353,846         0            0      262,350       55,000        3,459
 Executive Vice President,      1995   324,134   436,819            0            0       50,000        1,688
 World-Wide Sales               1994   283,607         0            0            0       50,000            0

Joseph T. Rodgers ..........    1996   344,231         0            0            0       40,000        2,427
 Executive Vice President,      1995   323,035   400,417            0            0       50,000        1,688
 Finance, Chief Financial       1994   298,149         0            0            0       50,000            0
 Officer and Secretary(5)

Stephen M. Berkley .........    1996   297,998   231,644(7)    19,750            0      250,000        5,300
 Chairman of the Board(6)*      1995         0         0       39,000            0        7,500            0
                                1994    73,757         0       20,000            0            0            0

William J. Miller ..........    1996   400,909         0            0            0      100,000      273,864(8)
 Chairman of the Board and      1995   561,023   870,000            0            0      125,000        1,212
 Chief Executive Officer*       1994   516,976         0            0            0      125,000            0

- ----------
* Mr. Miller resigned as Chairman of the Board effective August 22, 1995 and as Chief Executive Officer effective September 25, 1995. Mr. Berkley succeeded Mr. Miller as Chairman of the Board and Mr. Brown succeeded Mr. Miller as Chief Executive Officer. Mr. Brown assumed the additional position of President of the Company.
(1) The Company has not granted any stock appreciation rights and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the Securities and Exchange Commission (the "SEC").
(2) The value of perquisites fell below the lesser of $50,000 or 10% of reported salary plus bonus for each executive. Therefore, amounts related to perquisites have not been included in the Other Annual Compensation column. The Other Annual Compensation column has been included to report Board of Director fees paid to Mr. Berkley prior to his becoming Chairman of the Board.
(3) As of March 31, 1996, Kenneth Lee and William F. Roach each held 15,000 shares valued at $269,850. The shares will vest in under three (3) years according to the following schedule: 3,750 shares will vest on November 1, 1996, 3,750 shares will vest on November 1, 1997 and 7,500 shares will vest on November 1, 1998. The aggregate market value is based on $18.00 per share, the fair market value of the Company's common stock as of March 31, 1996. Dividends are not paid on Quantum stock.
(4) Represents amounts contributed by the Company to the defined benefit contribution plan approved under Internal Revenue Code section 401(k) (the "401(k) Plan") maintained by the Company for each executive officer, except as expressly indicated otherwise.


                                       11




(5) Joseph T.  Rodgers  resigned as Executive  Vice  President,  Finance,  Chief
    Financial  Officer  and  Secretary  effective  July 2, 1996.
(6) Stephen M. Berkley became Chairman of the Board effective August 23, 1995. Mr. Berkley did not serve as Chairman of the Board during the fiscal year ended March 31, 1995 and accordingly was not an executive officer of the Company during that fiscal year. He previously served as Chairman of the Board from April 1992 to July 1993.
(7) Stephen M. Berkley's fiscal 1996 bonus is to be earned over a four year period commencing August 23, 1995 and is contingent upon Mr. Berkley's continued employment and/or consulting relationship with the Company. Should Mr. Berkley terminate employment and/or the consultancy relationship prior to the end of the four year period the unearned portion of the bonus shall be forfeited.
(8) Includes payment of $273,433 paid pursuant to a consulting and release agreement between Mr. Miller and the Company and a contribution by the Company of $431 to the 401(k) Plan maintained by the Company for Mr. Miller.


STOCK OPTION GRANTS AND EXERCISES
   The following tables set forth information with respect to the stock options granted to the named executive officers under the Company's stock option plans, the options exercised by such named executive officers during the fiscal year ended March 31, 1996 and the options held by such named executive officers as of March 31, 1996.


   The Option Grant Table sets forth hypothetical gains for the options at the end of their respective ten (10)-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price of 5% and 10%, less the exercise price, from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock.

                      OPTION GRANTS IN FISCAL YEAR 1996

                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                               ANNUAL RATES OF STOCK
                                                                               PRICE APPRECIATION FOR
                                         INDIVIDUAL GRANTS                         OPTION TERM(1)
                      -----------------------------------------------------   ------------------------
                         NUMBER OF     PERCENT OF
                        SECURITIES    TOTAL OPTIONS
                        UNDERLYING     GRANTED TO     EXERCISE
                          OPTION      EMPLOYEES IN     PRICE     EXPIRATION
        NAME            GRANTED(#)     FISCAL YEAR   ($/SHARE)      DATE          5%($)        10%($)
- -------------------   ------------- --------------- ---------- ------------   -----------  ------------
Michael A. Brown  ...   60,000(2)        2.02%       $15.625      04/07/05    $  589,589   $1,494,134
                       300,000(3)       10.12         20.875      09/27/05     3,938,452    9,980,812
Kenneth Lee .........   40,000(2)        1.35         15.625      04/07/05       393,059      996,089
                        15,000(4)        0.51         17.50       11/20/05       165,084      418,357
William F. Roach ....   40,000(2)        1.35         15.625      04/07/05       393,059      996,089
                        15,000(4)        0.51         17.50       11/20/05       165,084      418,357
Joseph T. Rodgers  ..   40,000(2)        1.35         15.625      04/07/05       393,059      996,089
Stephen M. Berkley ..  125,000(3)        4.21         20.875      09/27/05     1,641,022    4,158,671
                       125,000(5)        4.21         18.00       11/22/05     1,415,013    3,585,921
William J. Miller ...  100,000(2)        3.37         15.625      04/07/05       982,648    2,490,223


- ----------
(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten (10)-year option term. Potential realizable value is shown net of exercise price. These numbers are calculated based on the regulations promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.
(2) Options were granted on April 7, 1995 at fair market value, fully vesting within four (4) years from the grant date.
(3) Options were granted on September 27, 1995 at fair market value, fully vesting within two (2) years from the grant date for Mr. Berkley and four
    (4) years from the grant date for Mr. Brown.
(4) Options were granted on November 20, 1995 at fair market value, fully vesting within four (4) years from the grant date.
(5) Options were granted on November 22, 1995 at fair market value, fully vesting within two (2) years from the grant date.

                                       12

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                           SHARES                   UNEXERCISED OPTIONS HELD      IN-THE-MONEY OPTIONS HELD
                         ACQUIRED ON     VALUE       AT FISCAL YEAR END (#)       AT FISCAL YEAR END ($)(1)
        NAME             EXERCISE(#)  REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------    ------------- ----------- ------------- --------------- ------------- ---------------
Michael A. Brown  ....    40,000     $  437,936      277,859       379,377        $1,374,640     $502,590
Kenneth Lee ..........    43,392        503,472      162,399        88,338         1,015,501      346,532
William F. Roach  ....    47,839        477,164      110,520        88,439           591,064      347,353
Joseph T. Rodgers ....         0              0      179,458        74,587         1,217,209      339,657
Stephen M. Berkley ...         0              0      150,831       198,126           688,249      136,965
William J. Miller ....   432,248      2,745,328       48,999             0           191,373            0


- ----------
(1) Total value of vested options based on fair market value of the Company's Common Stock of $18.00 per share as of March 31, 1996, less the exercise price.


EMPLOYMENT TERMS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS
   The Company has entered into agreements (the "Agreements") with certain officers, including the officers named in the Summary Compensation Table, whereby in the event there is a "change of control" of the Company, which is defined in the Agreements to include, among other things, a merger or sale of assets of the Company or a reconstitution of the Company's Board of Directors, the exercisability and vesting of all stock-based compensation awards granted to the officers shall be accelerated. Under the Agreements, upon a change of control, 50% of the unvested shares or options to purchase shares held by an officer become exercisable and the remaining 50% of such unvested shares or options to purchase shares become vested and exercisable upon the earlier of the date of the first anniversary of the change of control or upon such officer's "Involuntary Termination" after the change of control. Under the Agreements, "Involuntary Termination" is defined to include, among other things, any termination without "cause" by the Company of the employee without such employee's express written consent or a significant reduction of or addition to the employee's duties. Additionally, such officers receive twelve (12) months severance pay and continued health and medical benefits during the severance period. The purpose of the Agreements is to assure that the Company will have the continued dedication of its officers by providing such individuals with certain compensation arrangements, competitive with those of other corporations, to provide sufficient incentive to the individuals to remain with the Company, to enhance their financial security, as well as protect them against unwarranted termination in the event of a change of control.

   In October 1995, the Company entered into a letter agreement with Mr. Stephen
M.  Berkley,  its  current  Chairman  of the  Board,  relating  to  terms of his
employment,   his  initial  level  of   compensation   and  payment  of  certain
compensation in the event of his termination from the Company under certain circumstances. The agreement provides for base compensation of $525,000 per year, a bonus of approximately $200,000 and the grant of options to purchase 250,000 shares of the Company's Common Stock vesting over a two (2) year period beginning August 1, 1995. One hundred twenty-five thousand (125,000) options were granted on September 27, 1995 at $20.875 per share and one hundred twenty-five thousand (125,000) options were granted on November 22, 1995 at $18.00 per share. The Company ultimately paid a bonus of $231,644 to Mr. Berkley. The letter agreement provided that in the event Mr. Berkley is terminated by the Company without cause prior to May 22, 1996, the Company shall continue to pay his base salary until August 22, 1996 under a consultancy agreement, during which time his options shall continue to vest.

   In September of 1995, William J. Miller resigned as Chief Executive Officer of the Company. Mr. Miller became a consultant to the Company pursuant to a consulting and release agreement (the "Miller Consulting and Release Agreement") beginning November 1, 1995 through September 30, 1997. The Miller Consulting and Release Agreement provided that the Company pay Mr. Miller the equivalent of eleven (11) months salary in equal monthly payments commencing November 1, 1995 plus accrued vacation earned as of Mr. Miller's termination date. During the first eleven (11) months of the consulting period, Mr. Miller shall provide, at the Company's request, a minimum of one (1) day per month. For any additional consulting services provided during the first eleven (11) months and any consulting services provided after the eleventh (11) month, the Company shall pay Mr. Miller $5,000 per day for consulting services. The Company will pay the reasonable cost for outplacement services for up to twelve (12) months. Mr. Miller is entitled to convert the health coverage formerly provided to him as an employee of the Company to individual coverage pursuant to COBRA. Also pursuant to the terms of the Miller Consulting and Release Agreement the vesting of six (6) months of stock options was accelerated and became fully exercisable as of Mr. Miller's termination date.

   In March of 1996, Joseph T. Rodgers resigned as Executive Vice President, Finance and Secretary of the Company effective July 2, 1996. Mr. Rodgers became a consultant to the Company pursuant to a consulting and release agreement (the "Rodgers Consulting and Release Agreement") beginning July 2, 1996 through July 1, 1997. The Rodgers Consulting and Release Agreement provided that the Company pay Mr. Rodgers the equivalent of twelve (12) months salary in equal monthly payments commencing July 2, 1996 plus accrued vacation earned as of Mr. Rodgers' termination date. During the term of the consulting period, Mr. Rodgers shall provide, at the Company's request, a minimum of one (1) day per month. The Company shall pay Mr. Rodgers $4,000 per day for any additional consulting services provided. Upon completion of certain milestones, Mr. Rodgers shall receive a cash payment equivalent to the value of 5,000 shares of common stock as quoted by Nasdaq as of the close of business on the day immediately preceding the date of payment. The Company will pay the reasonable cost for outplacement services up to $15,000. Mr. Rodgers is entitled to convert the health coverage formerly provided to him as an employee of the Company to individual coverage pursuant to COBRA. Also pursuant to the terms of the Rodgers Consulting and Release Agreement the vesting of twelve (12) months of stock options was accelerated and became fully exercisable as of Mr. Rodgers' termination date.

                          COMPENSATION COMMITTEE REPORT

INTRODUCTION
   The Compensation Committee of the Board of Directors (the "Committee") is made up of Outside Directors of the Company. The Committee generally determines base salary levels and determines targets under the Annual Incentive Plan for executive officers of the Company at the start of the fiscal year. Each year the Committee evaluates the Company's compensation practices and equity programs based on comparisons with other companies in the industry, and compares the Company's performance to a group of peer companies in making determinations with respect to compensation plans.

COMPENSATION PHILOSOPHY
   The Company's executive compensation policies are designed to attract and retain experienced and qualified executive officers critical to the success of the Company, and to provide incentive for such individuals to maximize the Company's corporate performance and strategic objectives. The target levels of the executive officers' total compensation package are intended to be competitive at the 50th percentile in average performance years and above average when the Company's performance is above average with executives in the Company's industry, taking into account corporate performance and individual achievement. With respect to Section 162(m) of the Code (which limits deductibility of executive compensation exceeding $1 million per individual per year unless certain conditions are met), the Company is taking steps to qualify its Chief Executive Officer's Annual Incentive Plan for an exemption from
Section 162(m). The 1993 Long Term Incentive Plan currently qualifies for a temporary exemption from Section 162(m), and the Company currently intends to take steps to secure a permanent exemption. The Company will continue to evaluate its other compensation programs in light of Section 162(m), although it has no current plans to qualify any of its other compensation programs for exemptions.

COMPENSATION PLANS
   The principal components of executive compensation are described below:

   Base Compensation. Base salaries for executive officers are set by the Committee, in consultation with the Chief Executive Officer, after considering factors such as the competitive environment, experience levels, position and responsibility, corporate performance and overall contribution levels of the individuals. The Company obtains competitive salary information from independent survey sources of peer companies in competition for similar management talent, which includes both direct competitors of the Company and other companies in the high technology industry which have similar size and performance profiles. Most of the companies included in these surveys are also included in the Hambrecht & Quist Technology Index (see PERFORMANCE GRAPH). This survey data is then analyzed by independent consultants and the Company to provide the necessary information to the Committee.

   Annual Incentive Plan. The Annual Incentive Plan provides for cash bonuses to be paid to executive officers of the Company subject to the Company meeting certain performance targets set by the Compensation Committee at the beginning of the fiscal year. The purposes of the Annual Incentive Plan are to (i) tie compensation to achievement of performance measures that provide an optimum return on total capital in the current fiscal year (ii) drive long-term stockholder value creation and (iii) ensure that payments are targeted to provide a competitive level of compensation, taking into account the Company's performance against its peers in the disk drive and related industries. In fiscal year 1996, the Company did not meet its threshold performance level for return on total capital. However, amounts were paid out under a one-time discretionary plan to non-executive officers.

   Long-Term Incentive Compensation. Another component of the total compensation package for the Company's executive officers is in the form of stock option awards. The Company's 1986 Stock Option Plan and 1993 Long-Term Incentive Plan provide for long-term incentive compensation for employees of the Company, including executive officers. An important objective of the 1986 Stock Option Plan and 1993 Long-Term Incentive Plan is to align the interest of executive officers with those of stockholders by providing an equity interest in the Company, thereby providing incentive for such executive officers to maximize stockholder value. Option awards directly tie executive compensation to the performance of the Company's stock. The Committee is responsible for determining, subject to the terms of such Plan, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each grant. Grants are determined based on the individual's position in the Company, comparative market data, and the number of unvested shares already held by each officer. The option program also utilizes vesting periods to encourage retention of executive officers and reward long-term commitment to the Company.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION
   The process of determining the compensation for the Company's Chief Executive Officer and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the Company's executive officers. During 1996, the Company increased the Chief Executive Officer's base salary based on an analysis of salaries paid by peer companies and the Chief Executive Officer's individual performance. In fiscal 1996, the Chief Executive Officer did achieve many of his individual objectives, including maintaining the Company's position as the largest independent supplier of 3 1/2 -inch disk drives. The Company did not meet its target for return on total capital. Therefore, no payments were made to the Chief Executive Officer from the Annual Incentive Plan.

                                        MEMBERS OF THE COMPENSATION
                                        COMMITTEE


                                        Steven C. Wheelwright
                                        Edward M. Esber, Jr.
                                        Robert J. Casale

                                PERFORMANCE GRAPH

   Set forth below is a line graph comparing the annual change (on a dividend reinvested basis) in five-year cumulative total return between Quantum Corporation, the S&P 500 Index and the Hambrecht & Quist Technology Index. The graph assumes $100 invested in the Company's common stock and in each index on March 31, 1991 through fiscal year ended March 31, 1996.


[The following description data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                      QNTM

                                            Cumulative Total Return
                          ------------------------------------------------------
                          3/91      3/92      3/93      3/94      3/95      3/96
Quantum           QNTM     100        90        78       100        91       110

S&P 500           1500     100       111       128       130       150       198

H&Q TECHNOLOGY    IHQT     100       118       129       144       185       254

                                  OTHER MATTERS

   The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                                            THE BOARD OF DIRECTORS
Dated:  July 25, 1996

                                                                      APPENDIX A

                               QUANTUM CORPORATION
               Annual Meeting of Stockholders - September 3, 1996
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

       The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 25, 1996, and the 1996 Annual Report to Stockholders, and appoints Michael A. Brown and G. Edward McClammy, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 1996 Annual Meeting of Stockholders of the Company to be held on Tuesday, September 3, 1996 at 3:00 p.m. (local time) at the Company's headquarters located at 500 McCarthy Boulevard, Milpitas, California 95035, and any adjournment thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

       1. The election of the following persons as directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified:

           Name of Nominees
           Stephen M. Berkley                Vote For            Withhold Vote
           David A. Brown                    Vote For            Withhold Vote
           Michael A. Brown                  Vote For            Withhold Vote
           Robert J. Casale                  Vote For            Withhold Vote
           Edward M. Esber, Jr.              Vote For            Withhold Vote
           Steven C. Wheelwright             Vote For            Withhold Vote

       2. To approve and ratify the adoption of the Annual Incentive Plan for the Company's Chief Executive Officer.

                     FOR                AGAINST                  ABSTAIN

       3. To approve and ratify the adoption of the 1996 Board of Directors Stock Option Plan.

                     FOR                AGAINST                  ABSTAIN

       4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending March 31, 1997.

                     FOR                AGAINST                  ABSTAIN

       5. To vote or otherwise represent the shares on any other business which may properly come before the meeting or any adjournment thereof, according to their discretion and in their discretion.

                     FOR                AGAINST                  ABSTAIN


       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.



                                             ---------------------------------
                                                    (Name typed or printed)

                                             ---------------------------------
                                                          (Signature)

                                             ---------------------------------
                                                    (Title, if appropriate)

                                             Date:_________________, 1996


I plan to attend the meeting:   Yes_____  No_____

       Sign exactly as your name(s) appear on the stock certificate. A Corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If stock is registered in two names, both should sign.

                               QUANTUM CORPORATION

                    1996 BOARD OF DIRECTORS STOCK OPTION PLAN


         1. Purposes of the Plan. The purposes of this 1996 Board of Directors Stock Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

            All options granted hereunder shall be nonstatutory stock options.

         2. Definitions. As used herein, the following definitions shall apply:

            (a) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under applicable U. S. state corporate laws, U.S. federal and state securities laws, and any stock exchange or quotation system on which the Common Stock is listed or quoted.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Common Stock" means the Common Stock of the Company.

            (e) "Company" means Quantum Corporation, a Delaware corporation.

            (f) "Director" means a member of the Board.

            (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

            (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (i) "Fair Market Value" means, as of any date, the closing sales price of the Common Stock (or the closing bid, if no sales were reported) as quoted on the stock exchange with the greatest volume of trading in Common Stock on the date of grant, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

            (j) "Inside Director" means a Director who is an Employee.

            (k) "Option" means a stock option granted pursuant to the Plan.

            (l) "Optioned Stock" means the Common Stock subject to an Option.

            (m) "Optionee" means a Director who holds an Option.

            (n) "Outside Director" means a Director who is not an Employee.

            (o) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (p) "Plan" means this 1996 Board of Directors Stock Option Plan.

            (q) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

            (r) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

         3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 300,000 Shares of Common Stock (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

            If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

         4. Administration.

            (a) Procedure. The Plan shall be administered by the Board.

            (b) Powers of the Administrator. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion:

                (i) to determine the Fair Market Value;

                (ii) to select the Outside Directors to whom Options may be granted hereunder;

                (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

                (iv) to approve forms of agreement for use under the Plan;

                (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Board, in its sole discretion, shall determine;

                (vi) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan;

                (vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

                (viii) to modify or amend each Option (subject to Section 12(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable;

                (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Board,

                (xi) to make all other determinations deemed necessary or advisable for administering the Plan.

            (c) Effect of Administrator's Decision. The Board's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

         5. Eligibility. Options may be granted only to Outside Directors.

            The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Plan.

         7. Term of Option. The term of each Option shall be stated in the Option Agreement. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement.

         8. Option Exercise Price and Consideration.

            (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be one hundred percent of the Fair Market Value per Share on the date of grant.

            (b) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

         9. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in the Option Agreement; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 17 hereof has been obtained.

            An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8 of the Plan. Until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

             Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

             (b)  Termination  of  Continuous  Status as a Director.  Subject to
Section 11 hereof, in the event an Optionee ceases to be a Director, the Optionee may exercise his or her Option, but only within ninety (90) days following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         10. Non-Transferability of Options. Unless otherwise provided for by the Board, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

             (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

             (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

             (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in the Option Agreement for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Section 9(b) above.

             If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

             For the purposes of this Section 11(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         12. Amendment and Termination of the Plan.

             (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

             (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

         13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option.

         14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

             Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

         17. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the granting of an Option hereunder. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.